Exhibit 99.1

EVI Industries, Inc.

4500 Biscayne Boulevard, Suite 340

Miami, Florida 33137

Henry M. Nahmad, Chairman and CEO – (305) 402-9300

Sloan Bohlen, Investor Relations – info@evi-ind.com

EVI Industries Reports 43% Increase in Adjusted EBITDA and Sets Revenue, Gross Profit, and Adjusted EBITDA Records

Miami, FL – May 10, 2021 – EVI Industries, Inc. (NYSE American: EVI) reported record fiscal third quarter operating results, establishing new fiscal third quarter records for revenue, gross profit, and adjusted EBITDA. Click here for a pre-recorded earnings conference call https://ir.evi-ind.com/message-from-the-ceo.

Highlights to EVI’s Financial Results

Three-Month Results

▪	Revenue increased 6% to a record $62 million,
▪	Gross profit increased 14% to a record $15.8 million,
▪	Gross margin increased 180 basis points to 25%,
▪	Gross margin, net of longer-term contracts, increased from 24% to 25%,
▪	Net income increased 53% to $0.6 million, including a bargain purchase gain, and
▪	Adjusted EBITDA increased 43% from $2.1 million to a record $3.0 million, or approximately 5% of revenue.

Nine-Month Results

▪	Revenue decreased 2% to $177 million,
▪	Gross profit increased 4% to a record $43.5 million,
▪	Gross margin increased 150 basis points to 24%,
▪	Gross margin, net of longer-term contracts, increased from 24% to 26%,
▪	Net income increased 93% from $0.8 million to $1.6 million, including a bargain purchase gain, and
▪	Adjusted EBITDA increased 13% from $6.9 million to $7.7 million, and

Henry M. Nahmad, EVI’s Chairman and CEO commented: “EVI is a long-term growth focused company. Just over four years ago, our business was comprised of one distributor with a single facility in Miami, Florida, $30 million in annual revenue, and 32 employees. Today, our operations include seventeen businesses operating from a total of 25 distribution locations in 14 states, with significantly higher revenue, and over 500 employees. We have allocated over $120 million of capital in connection with our growth strategy and have substantial capital for more growth. Meanwhile, the adverse conditions caused by the COVID-19 pandemic tested our financial principles, operating model, and entrepreneurial culture. One year later, while certain adverse conditions persist, our business principles continue to prove valuable, evidenced by our ability to simultaneously grow by buying quality businesses, build through sustained investment in our operations, and maintain financial strength all while managing through a challenging business environment.”

Acquisitions

During the third quarter of fiscal 2021, the Company successfully continued the execution of its buy and build growth strategy by acquiring Eastern Laundry Systems, a New England based commercial laundry distributor and service provider, to amplify the Company’s efforts to build market share in the region following its acquisition of Yankee Equipment Systems, New England’s premier commercial laundry distributor and service provider, in November 2020. The acquisitions of Yankee and Eastern are the Company’s first acquisitions in New England and bring the Company’s total operations to seventeen businesses.

Mr. Nahmad commented: “We believe that these acquisitions during the COVID-19 pandemic are a testament to our sound financial principles and the continued attractiveness to successful business owners of our operating model, entrepreneurial culture, and long-term growth focus. Led by a dynamic team of commercial laundry professionals in the New England region and aligned with loyal suppliers, we are already building on Yankee’s longstanding success in the region.”

Balance Sheet Strength

On March 31, 2021, the Company had $19.8 million of net debt reflecting a $1.9 million increase from June 30, 2020 notwithstanding the deployment of a net $4.8 million of cash for the acquisitions of Yankee and Eastern Laundry Systems during the second and third fiscal quarters, respectively. The sustained strength of the Company’s balance sheet was driven by $5.5 million of operating cash flow during the nine-month period ended March 31, 2021, notwithstanding that contract assets increased by approximately $9 million during the period, which the Company expects to collect on upon the completion of certain longer-term industrial laundry installation contracts.

Record Revenues

Despite the continued, though diminishing, adverse impact of the COVID-19 pandemic, including with respect to certain of the Company’s end user customers and supply chain disruptions, revenue for the fiscal third quarter was a record $62 million, reflecting a 6% increase over the same period of the prior fiscal year and an approximately 9% increase compared to the prior fiscal quarter. These results reflect, in the Company’s view, the favorable attributes of the commercial laundry industry and were driven by geographic expansion through acquisition, strong sales of industrial laundry products, continued growth in vended equipment sales, steady revenues from multifamily laundry contracts, and growth in parts sales and services, partially offset by lower sales of on-premise laundry products as conditions continue to vary by geography and by the speed of recovery of specific end-user customers in this product category.

Record Gross Profit and Increased Gross Margins

Gross margin during the third fiscal quarter and the nine-month period ended March 31, 2021 increased from 23% to 25% and 23% to 24%, respectively, in each case, compared to the period of prior fiscal year, resulting in record gross profit for the quarter and the nine-month period. Gross margin net of longer-term contracts for the three and nine-month periods ended March 31, 2021 increased from 24% to 25% and from 24% to 26%, respectively, compared to the same period of the prior fiscal year.

Pursuit of Operational Optimization

While the Company continued to execute on its growth strategy, it also pursued the optimization of its business through an extensive modernization agenda under a thoughtful and measured approach that seeks to limit disruption and mitigate risks to the Company. To that end, the Company successfully implemented an advanced technology system across one of its five operating subsidiaries, which includes three of its seventeen businesses. Concurrent with that implementation, the Company also deployed certain field sales and service technologies aimed to quote, execute, and fulfill sales and services faster, more efficiently, and with improved customer service, and the Company continues to consolidate certain of its operating support functions.

Mr. Nahmad commented: “These are significant undertakings, and we are pleased thus far with the implementation processes and adoption of these new and advanced technologies. Given the success of these efforts, we commenced the implementation of these systems across two more of our five operating subsidiaries, representing an additional five of our seventeen businesses. To support these activities, we hired additional technology professionals, and we retained the services of various firms with the experience necessary to fulfill these and other technology objectives on timelines that we believe will facilitate the achievement of a greater level of operating performance. Considering these initiatives are ongoing and at different points across our operating subsidiaries, we expect to incrementally experience the benefits of our modernized and optimized operations in the months and quarters ahead.”

The Future

Since October of 2016, EVI has acquired sixteen commercial laundry businesses making it the fastest growing company in the North American commercial laundry distribution and service industry and the Company believes it is well-positioned for continued growth over the mid and long-term.

Mr. Nahmad commented: In a time when there is an increasing focus on environmental sustainability, including water and energy consumption, where hygiene standards are rising, where infection risk awareness has reached new levels, and where labor rates are increasing, we believe that our differentiated value proposition as the leader in designing and selling sustainable, efficient, effective, and technologically advanced laundry solutions supported by our robust installation and service network, positions us to capture this accelerating growth trend. Accordingly, we continue to pursue acquisition and other strategic opportunities in the commercial laundry industry and across those product and service categories that meet our financial and strategic criteria. Ultimately, we believe that the combination of our value proposition, which is derived from the investments being made to expand our distribution and service network, including the expansion of our product offerings, makes us the provider of choice for industrial, on premise, vended, and multifamily laundry customers and the most attractive partner for domestic and global companies seeking growth in the North American commercial laundry industry.”

For additional information regarding the Company’s results for the quarter ended March 31, 2021, see the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the Securities and Exchange Commission on or about the date hereof.

Use of Non-GAAP Financial Information

In this press release, EVI discloses the non-GAAP financial measure of Adjusted EBITDA, which EVI defines as earnings before interest, taxes, depreciation, amortization, and amortization of share-based compensation. Adjusted EBITDA is determined by adding interest expense, income taxes, depreciation, amortization, and amortization of share-based compensation to net income, as shown in the attached statement of Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Share-based Compensation. EVI considers Adjusted EBITDA to be an important indicator of its operating performance. Adjusted EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings, and the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. Adjusted EBITDA should not be considered as an alternative to net income or any other measure of financial performance or liquidity, including cash flow, derived in accordance with GAAP, or to any other method of analyzing EVI’s results as reported under GAAP. In addition, EVI’s definition of Adjusted EBITDA may not be comparable to definitions of Adjusted EBITDA or other similarly titled measures used by other companies.

About EVI Industries

EVI Industries, Inc., through its wholly owned subsidiaries, is a value-added distributor and a provider of advisory and technical services. Through its vast sales organization, the Company provides its customers with planning, designing, and consulting services related to their commercial laundry operations. The Company sells and/or leases its customers commercial laundry equipment, specializing in washing, drying, finishing, material handling, water heating, power generation, and water reuse applications. In support of the suite of products it offers, the Company sells related parts and accessories. Additionally, through the Company’s robust network of commercial laundry technicians, the Company provides its customers with installation, maintenance, and repair services. The Company’s customers include retail, commercial, industrial, institutional, and government customers. Purchases made by customers range from parts and accessories, to single or multiple units of equipment, to large complex systems as well as installation, maintenance and repair services.

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that may cause actual results, trends, performance or achievements of EVI, or industry trends and results, to differ from the future results, trends, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, among others, , the risks related to EVI’s business, results, financial condition, prospects, and growth strategy and plans; general economic and business conditions in the United States and other countries where EVI operates or where its customers and suppliers are located; industry conditions and trends; risks relating to the COVID-19 pandemic and the rapidly changing effects thereof and developments with respect thereto, including the impact of the COVID-19 pandemic on EVI and its business, liquidity and results and the business, liquidity and financial condition of EVI’s suppliers and customers, the length and severity of the COVID-19 pandemic and the pace of recovery following the COVID-19 pandemic, the success of actions taken or which may be taken by EVI in response to the COVID-19 pandemic, volatility in the economy, including in the credit markets, supply chain disruptions, delays in the fulfillment of orders, reduced demand for products and services, business restrictions, worker absenteeism, quarantines and other health-related restrictions, governmental and agency orders, mandates and guidance in response to the COVID-19 pandemic, including stay-at home orders, risks related to the loans received by the Company and certain of its subsidiaries under the Paycheck Protection Program established under the Coronavirus Aid, Relief, and Economic Security Act, including that there is no assurance that any or all of the loans will be forgiven and that, while the Company believes that the certifications made by it in connection with the loan applications are accurate, the applications will be reviewed and may subject the Company to potential liability if determined to be inaccurate, and risks related to consumer and industry trends related to the COVID-19 pandemic and any recovery therefrom; risks associated with EVI’s buy-and-build growth strategy, including that EVI may not be successful in identifying or consummating acquisitions or other strategic opportunities, that acquisition and other strategic opportunities may not be available to EVI to the extent anticipated or at all, that the potential benefits of transactions, including the acquisitions of Yankee Equipment Systems and Eastern Laundry Systems, may not be realized or maintained to the extent anticipated or at all, integration risks, risks related to indebtedness incurred in connection with transactions, dilution experienced by EVI’s stockholders as a result of shares issued in connection with transactions, risks related to the business, operations and prospects of acquired businesses, their ability to achieve growth and EVI’s ability to support growth efforts, risks related to EVI’s and its acquired businesses’ relationships with principal suppliers and customers, including EVI’s ability to expand or maintain such relationships, and the impact that the loss of any principal supplier or customer could have on EVI’s results and financial condition, and risks related to the accounting for acquisitions, including that preliminary valuations are subject to change and any such change may impact the EVI’s results (including in the event of any change which results in an adjustment to the bargain purchase gain recognized by EVI in connection with its acquisition of Eastern Laundry Systems during January 2021); risks related to organic growth initiatives, market share and other growth strategies, and modernization, optimization and other initiatives (including efforts to expand EVI’s distribution and service network and product offerings), including the costs associated with such initiatives and the risk that they may not be implemented when or as expected and may not result in the benefits anticipated, including sales efficiencies or improved operating performance and/or customer service, when or to the extent anticipated or at all; risks related to the perceived attributes of the commercial laundry industry, including that they may not be sustained or positively contribute to EVI’s results; competition, including the Company’s ability to compete effectively, and the risk that strategies and initiatives may not create a competitive advantage for EVI or result in long-term customer relationships from which EVI will derive greater profitability; risks that future orders may not be met or exceed the EVI’s expectations as to demand; risks relating to the Company’s ability to enter into and compete effectively in new industries, as well as risks and trends related to those industries and the costs and timing of the Company’s efforts with respect thereto; and other economic, competitive, governmental, technological and other risks and factors discussed elsewhere in the Company’s filings with the Securities and Exchange Commission, including, without limitation, in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020. Further, past performance may not be indicative of future results. EVI cautions that the foregoing factors are not exclusive. The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. EVI does not undertake to, and specifically disclaims any obligation to, update or supplement any forward-looking statement, whether as a result of changes in circumstances, new information, subsequent events or otherwise, except as may be required by law.

EVI Industries, Inc.

Condensed Consolidated Results of Operations (in thousands, except per share data) (Unaudited)

	9-Months Ended	9-Months Ended	3-Months Ended	3-Months Ended
	03/31/21	03/31/20	03/31/21	03/31/20

Revenues	$177,456	$181,379	$62,413	$59,041
Cost of Sales	133,989	139,640	46,659	45,211
Gross Profit	43,467	41,739	15,754	13,830
SG&A	41,330	39,302	15,025	13,479
Operating Income	2,137	2,437	729	351
Interest and Other (Expense) Income, net	(122)	(1,198)	197	(343)
Income before Income Taxes	2,015	1,239	926	8
Provision for Income Taxes	411	408	301	20
Net Income (Loss)	$1,604	$831	$625	$(12)

Net Income per Share
Basic	$0.12	$0.06	$0.05	$0.00
Diluted	$0.12	$0.06	$0.04	$0.00

Weighted Average Shares Outstanding
Basic	12,101	11,815	12,252	11,872
Diluted	12,545	12,188	12,785	11,872

EVI Industries, Inc.

Condensed Consolidated Balance Sheets (in thousands, except per share data)

	03/31/21	06/30/20
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$2,919	$9,789
Accounts receivable, net	21,797	23,042
Inventories, net	26,725	24,063
Vendor deposits	2,735	1,276
Contract assets	12,316	3,443
Other current assets	4,865	3,041
Total current assets	71,357	64,654
Equipment and improvements, net	10,430	7,992
Operating lease assets	7,432	5,311
Intangible assets, net	24,165	21,754
Goodwill	63,772	56,678
Other assets	6,978	4,329
Total assets	$184,134	$160,718

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$30,385	$24,292
Accrued employee expenses	6,012	4,764
Customer deposits	11,115	8,511
Contract liabilities	2,675	558
Current portion of long-term debt	2,680	2,680
Current portion of operating lease liabilities	2,091	1,672
Total current liabilities	54,958	42,477
Deferred tax liabilities, net	3,601	1,728
Long-term operating lease liabilities	5,971	3,657
Long-term debt, net	20,071	25,030
Total liabilities	84,601	72,892

Shareholders' equity
Preferred stock, $1.00 par value	—	—
Common stock, $.025 par value	309	301
Additional paid-in capital	89,851	79,127
Retained earnings	12,014	10,410
Treasury stock	(2,641)	(2,012)
Total shareholders' equity	99,533	87,826
Total liabilities and shareholders' equity	$184,134	$160,718

EVI Industries, Inc.

Condensed Consolidated Statements of Cash Flows (in thousands) (Unaudited)

	For the nine months ended
	03/31/21	03/31/20
Operating activities:
Net income	$1,604	$831
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,388	2,692
Amortization of debt discount	41	41
Provision for bad debt expense	252	136
Non-cash lease expense	47	24
Share-based compensation	1,834	1,724
Inventory reserve	(178)	133
Provision for deferred income taxes	953	416
Other	(277)	(85)
(Increase) decrease in operating assets:
Accounts receivable	2,799	4,961
Inventories	(674)	902
Vendor deposits	(1,459)	(210)
Contract assets	(8,873)	2,371
Other assets	(2,153)	(602)
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	3,323	(1,076)
Accrued employee expenses	684	(1,168)
Customer deposits	2,062	3,257
Contract liabilities	2,117	(20)
Net cash provided by operating activities	5,490	14,327

Investing activities:
Capital expenditures	(1,934)	(2,785)
Cash paid for acquisitions; net of cash acquired	(4,818)	(1,334)
Net cash used by investing activities	(6,752)	(4,119)

Financing activities:
Proceeds from borrowings	37,500	8,000
Debt repayments	(42,500)	(18,930)
Repurchases of common stock in satisfaction of employee tax withholding obligations	(629)	(425)
Issuances of common stock under employee stock purchase plan	21	26
Net cash used by financing activities	(5,608)	(11,329)
Net decrease in cash and cash equivalents	(6,870)	(1,121)
Cash and cash equivalents at beginning of period	9,789	5,038
Cash and cash equivalents at end of period	$2,919	$3,917

EVI Industries, Inc.

Condensed Consolidated Statements of Cash Flows (in thousands) (Unaudited)

	For the nine months ended
	03/31/21	03/31/20
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$388	$1,215
Cash paid during the period for income taxes	$526	$224

Supplemental disclosure of non-cash financing activities
Common stock issued for acquisitions	$8,877	$3,770
Forgiveness of YES PPP Loan	$916	$—

The following table reconciles net income, the most comparable GAAP financial measure, to Adjusted EBITDA.

EVI Industries, Inc.

Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Share-based Compensation (in thousands) (Unaudited)

	9-Months Ended	9-Months Ended	3-Months Ended	3-Months Ended
	03/31/21	03/31/20	03/31/21	03/31/20

Net Income (Loss)	$1,604	$831	$625	$(12)
Provision for Income Taxes	411	408	301	20
Interest Expense	483	1,198	164	343
Depreciation and Amortization	3,388	2,692	1,231	962
Amortization of Share-based Compensation	1,834	1,724	640	809
Adjusted EBITDA	$7,720	$6,853	$2,961	$2,122